Exhibit 10.13

Office Space Lease

November 22, 2005

The purpose of this letter is to outline the details by which Echo will be leasing a portion of the Incorp / InnerWorkings office space.

Address: 600 W. Chicago, Suite 830, Chicago, IL 60610

Location of space: North most pod of InnerWorkings / Incorp space (See attached floor plan)

Begin	Date: 1/1/2006

Duration: Same as InnerWorkings Master Lease Agreement

Lease Amount 20% of InnerWorkings lease amount. Payable directly to Landlord.

Taxes	/ Utilities: Included in Rent

Telephone / Internet: 25% of Actual Common Expense (to be updated quarterly based on proportional amount of total headcount).

Parking: $120 per space billed monthly, 1 space free

Automatic Extension – Either party may terminate the lease with 180 day written notice.

Other: Space includes use of furniture and phone system. Phones and general phone equipment will be purchased by InnerWorkings and Echo will have use while leasing the facility.

InnerWorkings

/s/ Nick Galassi
Nick Galassi Chief Financial Officer

Echo Global Logistics:

/s/ Orazio Buzza
Orazio Buzza President

Experts in Print Management Efficiency

600 W. Chicago • Suite 750 • Chicago, IL 60610 • Phone: 312.642.3700 • Fax: 773.326.0807

www.iwPrint.com